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                            ASSET PURCHASE AGREEMENT


                                  by and among


                             SONIC AUTO WORLD, INC.,

                            KIA OF CHATTANOOGA, LLC,

                       EUROPEAN MOTORS OF NASHVILLE, LLC,

                              EUROPEAN MOTORS, LLC,

                           JAGUAR OF CHATTANOOGA LLC,

                   CLEVELAND CHRYSLER-PLYMOUTH-JEEP EAGLE LLC,

                            NELSON BOWERS DODGE, LLC,

                        CLEVELAND VILLAGE IMPORTS, INC.,

                          SATURN OF CHATTANOOGA, INC.,

                            NELSON BOWERS FORD, L.P.,

                              NELSON E. BOWERS II,

                               JEFFREY C. RACHOR,

                     AND THE OTHER SHAREHOLDERS NAMED HEREIN


                            Dated as of June 24, 1997


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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Article 1 - Purchase and Sale of Assets; Assumption of Liabilities.............1
        1.1  Agreement of Purchase and Sale....................................1
        1.2  Assumed Liabilities...............................................1
        1.3  Purchase Price; Allocation........................................2
        1.4  Instruments of Conveyance and Transfer; Dealership Leases;
                  Employment Agreement.........................................4
        1.5  Offers of Employment to Sellers' Employees........................5

Article 2 - Closing............................................................5

Article 3 - Representations and Warranties of the Sellers......................6
        3.1  Organization; Good Standing; Qualifications.......................6
        3.2  Authority; Consent................................................6
        3.3  Ownership; Investments............................................6
        3.4  Financial Statements..............................................7
        3.5  Absence of Certain Changes........................................7
        3.6  Material Contracts................................................8
        3.7  Title to Purchased Assets and Related Matters.....................9
        3.8  Real Property of the Sellers......................................9
        3.9  Machinery, Equipment, Etc.........................................9
        3.10  Inventories of the Sellers......................................10
        3.11  Accounts Receivable of the Sellers..............................10
        3.12  Approvals, Permits and Authorizations...........................10
        3.13  Compliance with Laws............................................10
        3.14  Insurance.......................................................11
        3.15  Taxes...........................................................11
        3.16  Litigation......................................................11
        3.17  Powers of Attorney..............................................12
        3.18  Broker's and Finder's Fees......................................12
        3.19  Employee Relations..............................................12
        3.20  Compensation....................................................12
        3.21  Patents; Trademarks; Trade Names; Copyrights; Licenses, Etc.....12
        3.22  Accounts Payable................................................13
        3.23  No Undisclosed Liabilities......................................13
        3.24  Certain Transactions............................................13
        3.25  Business Generally..............................................13
        3.26  Employee Benefits...............................................13
        3.27  Sellers and Shareholders Not Foreign Persons....................14
        3.28  Suppliers and Customers.........................................14
        3.29  Environmental Matters...........................................15
        3.30  Bank Accounts and Safe Deposit Boxes............................16
        3.31  Warranties......................................................16


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        3.32  Interest in Competitors and Related Entities....................17
        3.33  Availability of Sellers' Employees..............................17
        3.34  Misstatements and Omissions.....................................17

Article 4 - Representations and Warranties of the Buyer.......................17
        4.1  Organization and Good Standing...................................17
        4.2  Authority; Consents; Enforceability..............................17
        4.3  Broker's and Finder's Fees.......................................18
        4.4  Litigation.......................................................18
        4.5  Misstatements or Omissions.......................................18

Article 5 - Pre-closing Covenants of the Shareholders and the Sellers.........18
        5.1  Provide Access to Information; Cooperation with Buyer............19
        5.2  Operation of Business of the Sellers.............................19
        5.3  Other Changes....................................................20
        5.4  Additional Information...........................................20
        5.5  Publicity........................................................20
        5.6  Other Negotiations...............................................20
        5.7  Closing Conditions...............................................21
        5.8  Environmental Audit..............................................21
        5.9  Hart-Scott-Rodino Compliance.....................................21
        5.10  Audit of Sellers at Buyer's Expense.............................21

Article 6 - Pre-closing Covenants of the Buyer................................21
        6.1  Publicity; Disclosure............................................21
        6.2  Closing Conditions...............................................22
        6.3  Application to Automobile Manufactures and Distributors.  .......22
        6.4  Hart-Scott-Rodino Compliance.....................................22

Article 7 - Conditions Precedent to Obligations of the Buyer..................22
        7.1  Representations and Warranties...................................22
        7.2  Performance of Obligations of the Sellers........................22
        7.3  Closing Certificate..............................................22
        7.4  Opinions of Counsel..............................................23
        7.5  Supporting Documents.............................................23
        7.6  Bills of Sale, Etc...............................................23
        7.7  Dealership Leases and Other Agreements...........................24
        7.8  Books and Records................................................24
        7.9  Change of Name of Sellers; Use of Sellers' Name by Buyer.........24
        7.10  Consents........................................................24
        7.11  No Litigation...................................................24
        7.12  Authorizations..................................................25
        7.13  No Material Adverse Change or Undisclosed Liability.............25
        7.14  Approval of Legal Matters.......................................25
        7.15  Adverse Laws....................................................25
        7.16  Hart-Scott-Rodino Waiting Period................................25

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Article 8 - Conditions Precedent to Obligations of the Sellers................25
        8.1  Representations and Warranties...................................25
        8.2  Performance of Obligations of the Buyer..........................25
        8.3  Closing Certificate..............................................26
        8.4  Payment of Purchase Price........................................26
        8.5  Opinion of Counsel...............................................26
        8.6  Supporting Documents.............................................26
        8.7  Approval of Legal Matters........................................26
        8.8  Dealership Leases; Other Agreements; Guaranty....................26
        8.9  No Litigation....................................................26
        8.10  Hart-Scott-Rodino Waiting Period................................27
        8.11  Releases of Shareholders........................................27

Article 9 - Transfer Taxes....................................................27
        9.1  Certain Taxes and Fees...........................................27

Article 10 - Survival of Representations and Warranties; Indemnification......27
        10.1  Survival of Representations and Warranties......................27
        10.2  Agreement to Indemnify by the Sellers and Shareholders..........28
        10.3  Agreement to Indemnify by the Buyer.............................28
        10.4  Claims for Indemnification......................................29
        10.5  Procedures Regarding Third Party Claims.........................29
        10.6  Effectiveness...................................................30
        10.7  Certain Provisions Relating to Claims for Buyer's Damages.......30

Article 11 - Termination and Termination Fee..................................31
        11.1  Termination.....................................................31
        11.2  Procedure and Effect of Termination.............................32

Article 12 - Miscellaneous Provisions.........................................32
        12.1  Access to Books and Records after Closing.......................32
        12.2  Notices.........................................................33
        12.3  Parties in Interest; No Third Party Beneficiaries...............35
        12.4  Assignability...................................................35
        12.5  Entire Agreement; Amendment.....................................35
        12.6  Headings........................................................35
        12.7  Counterparts....................................................35
        12.8  Governing Law...................................................35
        12.9  Knowledge.......................................................35
        12.10  Jurisdiction; Arbitration......................................36
        12.11  Waivers........................................................36
        12.12  Severability...................................................37
        12.13  Expenses.......................................................37

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                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 24th day of June, 1997, by and among SONIC AUTO WORLD, INC., a Delaware corporation (the "Buyer"), KIA OF CHATTANOOGA, LLC, a Tennessee limited liability company, EUROPEAN MOTORS OF NASHVILLE, LLC, a Tennessee limited liability company, EUROPEAN MOTORS, LLC, a Tennessee limited liability company, JAGUAR OF CHATTANOOGA LLC, a Tennessee limited liability company, CLEVELAND CHRYSLER-PLYMOUTH-JEEP EAGLE LLC, a Tennessee limited liability company, NELSON BOWERS DODGE, LLC, a Tennessee limited liability company (collectively, the "LLCs"), CLEVELAND VILLAGE IMPORTS, INC., a Tennessee corporation, SATURN OF CHATTANOOGA, INC., a Tennessee corporation (collectively, the "Corporations"), NELSON BOWERS FORD, L.P., a Tennessee limited partnership (the "Partnership" and together with the LLCs and the Corporations, the "Sellers"), NELSON E. BOWERS II, a shareholder of the Corporations and a member of the LLCs, JEFFREY C. RACHOR, a shareholder of certain of the Corporations and a member of certain of the LLCs, and the other persons who are signatories to this Agreement and who are shareholders, members or partners, as the case may be, of the respective Sellers (collectively, the "Shareholders").

                              W I T N E S S E T H:

     In consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:


                                    ARTICLE 1
             PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

     1.1 Agreement of Purchase and Sale. On the terms and subject to the conditions of this Agreement, at the Closing (as defined in Article 2 hereof), the Sellers shall sell, transfer, convey, assign and deliver (or cause to be sold, transferred, conveyed, assigned and delivered) to the Buyer, and the Buyer shall purchase and accept delivery of, all of the Sellers' right, title and interest in and to all of the assets of the Sellers of every kind, character and description, tangible or intangible, real, personal or mixed, and wherever located, including, without limitation, the assets described on Schedule 1.1(a), but excluding, however, the assets described on Schedule 1.1(b) (the "Excluded Assets"); said assets, other than the Excluded Assets, are hereinafter called the "Purchased Assets". The Purchased Assets will be sold free and clear of all mortgages, deeds of trust, liens, pledges, charges, security interests, contractual restrictions, claims or encumbrances of any kind or character (collectively, "Encumbrances"), other than the Encumbrances set forth on
Schedule 1.1(c) (the "Permitted Encumbrances").

     1.2 Assumed Liabilities. On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties contained herein, at the Closing the Buyer shall assume and undertake to perform all of the liabilities and obligations of the Sellers


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specifically described on Schedule 1.2 (the "Assumed  Liabilities").  Except for
the Assumed Liabilities, the Buyer shall not assume, and the Sellers shall retain and remain responsible for, any and all liabilities and obligations of the Sellers of any nature whatsoever, whether past, current or future, whether accrued, contingent, known or unknown (such retained liabilities and obligations being hereinafter called the "Retained Liabilities").

     1.3 Purchase Price; Allocation.

     (a) Purchase Price. In addition to the assumption by the Buyer of the Assumed Liabilities, as the full consideration to be paid by the Buyer for the Purchased Assets, the Buyer shall pay to the Sellers the aggregate purchase price of (i) $23,000,000, minus the Rental Cost Adjustment (as defined in
Section 1.3(c) below) (as so adjusted, the "Base Price"), plus (ii) the positive Net Book Value (as defined in Section 1.3(d) below), not to exceed $10,500,000 (the "Adjustment Amount" and, together with the Base Price, the "Purchase Price").

     (b) Payment of Purchase Price. The Purchase Price shall be paid as follows:

          (1) The Base Price, plus $4,500,000 (the "Initial Adjustment Amount Payment") shall be payable to the Sellers at Closing by wire transfer of immediately available funds to the account or accounts of the Sellers, which shall be designated by the Sellers in writing at least one full Business Day prior to the Closing Date, in the percentage shares specified in Schedule 1.3(e). The sum of $1,000,000 (the "Escrowed Adjustment Amount") shall be placed in escrow with Chicago Title Insurance Company, c/o Milligan Reynolds Title Agency, Inc. (the "Escrow Agent"), by the Buyer in accordance with the escrow agreement in the form of Exhibit 1.3(A), with such other changes thereto as the Escrow Agent shall reasonably request (the "Escrow Agreement"). The Initial Adjustment Amount Payment and the Escrowed Adjustment Amount are sometimes hereinafter collectively referred to as the "Initial Adjustment Amount." For purposes of this Agreement, a "Business Day" is a day other than a Saturday, a Sunday or a day on which banks are required to be closed in the State of North Carolina.

          (2) At the Closing, the Buyer shall execute and deliver to the respective Sellers one or more promissory notes in the form of Exhibit 1.3(B) (the "Notes"). The Notes shall: be in an aggregate principal amount of $5,000,000 less the amount, if any, by which the Net Book Value shall be less than $10,500,000; bear interest on the outstanding principal amount thereof at the prime rate from time to time as announced by NationsBank, N.A. (Carolinas) in Charlotte, North Carolina, less 0.5% per annum; be payable in twenty-eight equal quarterly installments; and be subject to offset as provided therein, all as more particularly provided in said
     Exhibit 1.3(B). The Notes shall be guaranteed by Sonic Financial Corp. pursuant to a Guaranty in the form of Exhibit 1.3(C) (the "Guaranty").

     (c) Rental Cost Adjustment. The amount of the rental cost adjustment shall be determined prior to the Closing in accordance with the procedures set forth in Schedule 1.3(c) (the "Rental Cost Adjustment").


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     (d) Adjustment Amount Procedures.

     (1) Not later than 60 days after the Closing Date, the Sellers, acting through Nelson E. Bowers, II, as agent for the Sellers (the "Sellers' Agent"), will prepare and deliver to the Buyer an unaudited balance sheet (the "Closing Balance Sheet") of the Sellers as of the Closing Date, consisting of a computation of the tangible book value as of the Closing Date of the Purchased Assets (excluding goodwill and other intangible assets) less the book value as of the Closing Date of the Assumed Liabilities, all as determined in accordance with generally accepted accounting principles; provided, however, that: inventory shall be valued on a FIFO basis; and there shall be included appropriate reserves and/or write-offs for doubtful accounts receivable and bad debts and for damaged, spoiled, obsolete or slow-moving inventory. The preparation of the Closing Balance Sheet shall include a physical inventory as of the Closing Date and the Buyer shall have the right to have a representative present at such inventory. The Buyer shall also have the right to review the Sellers' and their accountants' work papers related to such preparation. The tangible net book value reflected on the Closing Balance Sheet is hereinafter called the "Net Book Value". If within 30 days following delivery of the Closing Balance Sheet (or the next Business Day if such 30th day is not a Business Day), the Buyer has not given the Sellers' Agent notice of the Buyer's objection to the computation of the Net Book Value as set forth in the Closing Balance Sheet (such notice to contain a statement in reasonable detail of the nature of the Buyer's objection), then the Net Book Value reflected in the Closing Balance Sheet will be deemed mutually agreed by the Buyer and the Sellers and will be used in computing the Adjustment Amount. If the Buyer shall have given such notice of objection in a timely manner, then the issues in dispute will be submitted to a "Big Six" accounting firm mutually acceptable to the Buyer and the Sellers' Agent (the "Accountants") for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to the party or its subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the Accountants will be instructed to determine the Net Book Value based upon their resolution of the issues in dispute; (iii) such determination by the Accountants of the Net Book Value, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iv) the Buyer and the Sellers shall each bear 50% of the fees and expenses of the Accountants for such determination. If issues in dispute are submitted to the Accountants, any portion of the Escrowed Adjustment Amount in excess of that which, based upon such issues in dispute, would be necessary to satisfy any potential Net Book Value Shortfall (as hereinafter defined) shall be released to the Sellers' Agent within 5 Business Days after the submission of such issues to the Accountants, and the Sellers' Agent and the Buyer shall execute and deliver to the Escrow Agent a joint instruction to such effect.

     (2) To the extent that the Net Book Value, as deemed mutually agreed by the parties or as determined by the Accountants, as aforesaid, exceeds the Initial Adjustment Amount Payment, the Buyer shall be obligated to pay the amount of such excess, up to the amount of the Escrowed Adjustment Amount, promptly to the Sellers. In furtherance of such obligation of the Buyer, the parties shall execute and deliver to the Escrow Agent a joint instruction to pay such


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excess to the Sellers in the  percentage  shares set forth in  Schedule  1.3(e), with any remaining balance of the Escrowed Adjustment Amount to be paid to the Buyer. To the extent that the Net Book Value, as deemed mutually agreed by the parties or as determined by the Accountants, as aforesaid, exceeds the Initial Adjustment Amount, the Buyer shall be obligated to pay the amount of such excess, up to $5,000,000, pursuant to the provisions of the Notes. To the extent that the Net Book Value, as deemed mutually agreed by the parties or as determined by the Accountants, as aforesaid, is less than the Initial Adjustment Amount (the "Net Book Value Shortfall"), the Sellers shall be obligated to pay the amount of the Net Book Value Shortfall promptly to the Buyer. In furtherance of such obligation of the Sellers, the parties shall execute and deliver to the Escrow Agent a joint instruction to pay up to the entire amount of the Escrowed Adjustment Amount to the Buyer. To the extent that the amount of the Net Book Value Shortfall shall exceed the Escrowed Adjustment Amount, the Sellers shall be obligated to pay such excess amount of the Net Book Value Shortfall promptly to the Buyer. Any interest earned on the Escrowed Adjustment Amount shall be paid to the Buyer or the Sellers, as the case may be, in proportion to the respective principal amounts of the Escrowed Adjustment Amount received by each of them.

     (e) Allocation. The allocation of the Purchase Price and the Assumed Liabilities as among the respective Sellers and as to the Purchased Assets shall be as set forth in Schedule 1.3(e).

     1.4 Instruments of Conveyance and Transfer; Dealership Leases; Employment Agreement.

     (a) Instruments of Conveyance and Transfer. At the Closing, each of the Sellers shall deliver to the Buyer a Bill of Sale and Assignment, substantially in the form of Exhibit 1.4(A) (the "Bills of Sale"), and such other instruments of assignment, conveyance and transfer, as shall be necessary to vest in the Buyer good title to the Purchased Assets in accordance herewith. Simultaneously therewith, the Sellers shall take all steps as may be required to transfer to the Buyer actual possession and exclusive operating control of the Purchased Assets.

     (b) Employment Agreements. At the Closing, Nelson E. Bowers, II and Jeffrey
C. Rachor (the "Principals") will enter into employment agreements with the Buyer, substantially in the forms of Exhibits 1.4(B)(1) and (2) (the "Employment Agreements").

     (c) Dealership Leases. At the Closing, Nelson E. Bowers, II or his affiliates will enter into leases with the Buyer, as lessee, regarding the Leased Premises (as defined in Section 3.8(a) below) owned by them, such leases to be substantially in the form of Exhibit 1.4(C) (the "Dealership Leases"). For purposes of this Agreement, the term "affiliate" shall mean any entity directly or indirectly controlling, controlled by or under common control with the specified person, whether by stock ownership, agreement or otherwise, or any parent, child or sibling of such specified person and the concept of "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

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     (d)  Non-Competition  Agreement.  At  the  Closing,  the  Sellers  and  the
Shareholders will enter into a non-competition agreement with the Buyer in substantially in the form of Exhibit 1.4(D) (the "Non-Competition Agreement").

     (e) Further Assurances. The Sellers further agree that, from and after the Closing, they will execute and deliver to the Buyer such additional instruments and documents and take such further action as the Buyer may reasonably request in order to more fully vest, record and/or perfect the Buyer's title to, or interest in, the Purchased Assets.

     (f) Shareholders' Covenant to Close. The Shareholders further covenant and agree to take all necessary officer, director and stockholder, partner or member actions to cause the Sellers to perform their obligations at and prior to the Closing, as contemplated by this Agreement.

     1.5 Offers of Employment to Sellers' Employees. On or before the Closing Date, the Buyer may offer employment to such of the Sellers' employees as the Buyer shall select, in its sole discretion, such employment to begin on or after the date of the Closing and to be upon such terms and conditions as determined by the Buyer in its sole discretion, but the Buyer has no obligation to employ any person, except the Principals pursuant to the terms of the Employment Agreements. Notwithstanding the foregoing, the Buyer agrees to offer employment to a sufficient number of the Sellers' employees to avoid triggering any notice requirements under the Worker Adjustment Retraining Notification Act, 29 U.S.C. ss. 2101 et seq. (the "Warn Act").


                                    ARTICLE 2
                                     CLOSING

     The sale and purchase of the Purchased Assets contemplated hereby shall take place at a closing (the "Closing") at the offices of Grant, Konvalinka & Harrison, P.C., Republic Centre, Ninth Floor, 633 Chestnut Street, Chattanooga, Tennessee, at 10:00 a.m. local time on the fifth (5th) Business Day, or such shorter period as the Buyer may choose, following the date the Buyer gives notice of the Closing to the Sellers, but in no event earlier than October 20, 1997 or later than October 31, 1997 or such later date as shall be necessary to finalize the determination of the Rental Cost Adjustment (October 31, 1997 or such later date being hereinafter called the "Closing Date Deadline"), unless another date or place is agreed to in writing by the Sellers and the Buyer. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date".

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     The Sellers hereby represent and warrant to the Buyer as follows:

     3.1 Organization; Good Standing; Qualifications. Each of the Sellers is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the State of Tennessee. Each of the Sellers is qualified as foreign corporation, limited liability company or limited partnership and in good standing in the jurisdictions listed with respect to it on Schedule 3.1, which jurisdictions are the only jurisdictions where the nature of such Seller's business and its assets require such qualification except where the failure to be so qualified will not have a material adverse effect on the Purchased Assets, or on the financial condition, business or operations of the Sellers taken as a whole.

     3.2 Authority; Consent. Each of the Sellers has full corporate, limited liability company or limited partnership, as the case may be, power and authority to carry on its business as now conducted, to execute and deliver this Agreement and the other agreements, documents and instruments contemplated hereby, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery by each of the Sellers of this Agreement and the other agreements, documents and instruments contemplated hereby, the consummation by each of the Sellers of the transactions contemplated hereby and thereby and the performance by each of the Sellers of its obligations hereunder and thereunder: (i) have been duly and validly authorized by all necessary corporate, limited liability company or limited partnership, as the case may be, action, including, without limitation, all necessary shareholder, member or partner action, as the case may be; and
(ii) do not and will not, except as set forth on Schedule 3.2, (A) conflict with or violate any of the provisions of the certificate of incorporation, by-laws, articles of organization, operating agreement, or limited partnership agreement, as the case may be, each as amended, with respect to any of the Sellers, (B) violate any law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree or similar command of any court, administrative or governmental agency or other body applicable to any of the Sellers, the Purchased Assets or the Assumed Liabilities, (C) violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of either of the Sellers under, or violate or conflict with or result in a breach of, or constitute a default under, any material instrument, agreement or indenture or any mortgage, deed of trust or similar contract to which either of the Sellers is a party or by which either of the Sellers or any of the Purchased Assets or Assumed Liabilities are bound or affected, (D) result in the creation or imposition of any Encumbrance upon any of the Purchased Assets, or (E) require the consent, authorization or approval of, or notice to, or filing or registration with, any governmental body or authority, or any other third party.

     3.3 Ownership; Investments.

     (a) Ownership. All issued and outstanding shares of capital stock of the Corporations, all limited liability company interests of the LLCs and all partnership interests of the Partnership, are held of record and beneficially by the Shareholders, free and clear of any

Encumbrances. Schedule 3.3(a) hereto sets forth a list of all Sellers and their respective stockholders, members or partners, indicating in each case the respective percentage ownership interests thereof. No Seller has any outstanding securities or other instruments, agreements or arrangements of any character or nature whatsoever under which such Seller is or may be obligated to issue any shares of its capital stock (in the case of the Corporation) or admit any person as a member or partner (in the case of the LLCs or the Partnership).

     (b) Investments. Except as set forth on Schedule 3.3(b), the Sellers do not own, directly or indirectly, any shares of capital stock or other equity ownership or proprietary or membership interest in any corporation, limited liability company, partnership, association, trust, joint venture or other entity, and they do not have any commitment to contribute to the capital of, make loans to, or share in the losses of, any enterprise.

     3.4 Financial Statements. The Sellers have delivered to the Buyer prior to the date hereof: (a) The unaudited balance sheets for the Sellers as of December 31, 1996, and the related unaudited statements of income, stockholders' equity, members' equity or partners' equity, as the case may be, and changes in cash flows of the Sellers for the fiscal year then ended (including the notes thereto and any other information included therein), (collectively, the "Annual Financial Statements"); and (b) The unaudited balance sheets of the Sellers as of March 31, 1997 and the related unaudited statements of income, stockholders' equity, members' equity or partners' equity, as the case may be, and changes in cash flow for the three month period then ended (collectively, the "Interim Financial Statements"); (the Annual Financial Statements and the Interim Financial Statements are hereinafter collectively referred to as the "Financial Statements"). The Financial Statements (i) are in accordance with the books and records of the Sellers, which books and records are true, correct and complete in all material respects, (ii) fully and fairly present the financial condition and results of the operations of the Sellers as of and for the periods indicated, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as set forth on Schedule 3.4.

     3.5 Absence of Certain Changes. Since December 31, 1996 the Sellers have operated their businesses in the ordinary course, consistent with past practices and, except as set forth on Schedule 3.5 or as reflected in the Interim Financial Statements, there has not been incurred, nor has there occurred: (a) Any damage, destruction or loss (whether or not covered by insurance) adversely affecting the Purchased Assets or the business of any of the Sellers in excess of $100,000; (b) Any sale, transfer, pledge or other disposition of any tangible or intangible assets of any of the Sellers (except sales of vehicles and parts inventory in the ordinary course of business) having an aggregate book value of $100,000 or more; (c) Any termination, amendment, cancellation or waiver of any Material Contract (as defined in Section 3.6 hereof) or any termination, amendment, cancellation or waiver of any rights or claims of any of the Sellers under any Material Contract (except in each case in the ordinary course of business and consistent with past practices); (d) Any change in the accounting methods, procedures or practices followed by any of the Sellers or any change in depreciation or amortization policies or rates theretofore adopted by the Sellers; (e) Any material change in policies, operations or practices with respect to business operations followed by any of the Sellers, including, without limitation, with respect to selling methods, returns, discounts or other terms of sale, or with respect to the policies, operations or practices of the Sellers concerning the employees of the Sellers or the employee benefit plans of the Sellers; (f) Any capital appropriation or expenditure or commitment therefor on behalf of the Sellers in excess of $100,000 individually, or $200,000 in the aggregate; (g) Any general uniform increase, other than in the ordinary course of business, in the cash or other compensation of employees of any of the Sellers, or any increase in excess of $50,000 in any such compensation payable to any individual officer, director, consultant or agent thereof, or any loans or commitments therefor made by any of the Sellers to any persons, including any officers, directors, stockholders, employees, consultants or agents of the Sellers or any of their affiliates; (h) Any account receivable in excess of $100,000 or note receivable in excess of $100,000 owing to any of the Sellers which (i) has been written off as uncollectible, in whole or in part, (ii) has had asserted against it any claim, refusal or right of setoff, or
(iii) the account or note debtor has refused to, or threatened not to, pay for any reason, or such account or note debtor has become insolvent or bankrupt; (i) any write-down or write-up of the value of any inventory or equipment of the Sellers or any increase in inventory levels in excess of historical levels for comparable periods; (j) Any other change in the condition (financial or otherwise), business operations, assets, earnings, business or prospects of any of the Sellers which has, or could reasonably be expected to have, a material adverse effect on the Purchased Assets, or on the business or operations of the Sellers taken as a whole; or (k) Any agreement, whether in writing or otherwise, by either of the Sellers to take or do any of the actions enumerated in this
Section 3.5.

     3.6 Material Contracts.

     (a) List of Material Contracts. Set forth on Schedule 3.6(a) is a list of all contracts, agreements, documents, instruments, guarantees, plans, understandings or arrangements, written or oral, which are material to the business of the Sellers, as currently conducted or to the Purchased Assets or the Assumed Liabilities (collectively, the "Material Contracts"). True copies of all written Material Contracts and written summaries of all oral Material Contracts described or required to be described on Schedule 3.6(a) have been furnished to the Buyer.

     (b) Performance, Defaults, Enforceability. The Sellers have in all material respects performed all of their obligations required to be performed by them to the date hereof, and are not in default or alleged to be in default in any material respect, under any Material Contract, and, to the knowledge of the Sellers, there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default. To the knowledge of the Sellers, no other party to any Material Contract is in default in any respect of any of its obligations thereunder. Each of the Material Contracts is valid and in full force and effect and enforceable against the parties thereto in accordance with their respective terms, except where any lack of validity or enforceability would not have a material adverse effect on the Purchased Assets, or on the financial condition, business or operations of the Sellers taken as a whole, and, except as set forth in Schedule 3.6(b), the transfer and assignment to the Buyer of all of the Material Contracts, will not (i) require the consent of any party thereto or (ii) constitute an event permitting termination thereof.

         3.7 Title to Purchased Assets and Related Matters. The Sellers have good and valid title to all of the Purchased Assets, free and clear of all Encumbrances, except those described on Schedule 3.7. Except as set forth in
Schedule 3.7, the Purchased Assets (including, without limitation, the Material Contracts) and the Leased Premises (as defined in Section 3.8 below) include all properties and assets (real, personal and mixed, tangible and intangible, and all leases, licenses and other agreements) utilized by the Sellers in carrying on their business in the ordinary course. Except as set forth on Schedule 3.7, the Purchased Assets (i) are in the exclusive possession and control of the Sellers and no person or entity other than the Sellers is entitled to possession of any portion of the Purchased Assets; and (ii) do not include any contracts for future services, prepaid items or deferred charges the full value or benefit of which will not be usable by or transferable to the Buyer, or any goodwill, organizational expense or other similar intangible asset.

     3.8 Real Property of the Sellers.

     (a) Leased Premises. Schedule 3.8(a) contains a complete list and description (including buildings and other structures thereon and the name of the owner thereof) of all real property which is used by the Sellers in their respective businesses and operations, indicating which parcels of such real property are to be leased under the Dealership Leases to the Buyer and which parcels are subject to existing leases which are to be assigned to the Buyer (such existing leases being hereinafter called the "Existing Leases"). All such real property on Schedule 3.8(a) is hereinafter collectively called either the "Real Property" or the "Leased Premises". True, correct and complete copies of all Existing Leases have been delivered to the Buyer.

     (b) Easements, etc. The Real Property enjoys all easements and rights of way over the property of others necessary for the operation of the Sellers' businesses. No portion of the Real Property has been condemned or otherwise taken by any public authority, and the Sellers have no knowledge of any pending or threatened condemnation or taking thereof. None of the buildings or improvements on the Real Property encroaches on any adjoining property or on any easements or rights of way. The Sellers have no knowledge of any event or condition which currently exists which would create a legal or other impediment to the use of the Real Property as currently used, or would increase the additional charges or other sums payable by the tenant under any of the Dealership Leases or the Existing Leases (including, without limitation, any pending tax reassessment or other special assessment affecting the Real Property). The buildings and improvements (including building systems) which comprise a part of the Real Property are in good condition, maintenance and repair, ordinary wear and tear excepted. There is no person or entity other than the Sellers in or entitled to possession of the Real Property. Notwithstanding the terms of this paragraph (b), all of the representations and warranties contained in this paragraph (b) are made to the knowledge of the Sellers insofar as they relate to Real Property which is not owned by the Sellers or any of their affiliates.

     3.9 Machinery, Equipment, Etc. Schedule 3.9(a) sets forth a list of all material machinery, equipment, tools, motor vehicles, furniture and fixtures owned by the Sellers and included in the Purchased Assets, including which items are owned by the Sellers and which items are leased to the Sellers (collectively, the "Equipment"). With respect to Equipment which is leased,

Schedule 3.9(a) also contains a list of all leases or other agreements, whether written or oral, relating thereto. The Equipment is in good operating condition, maintenance and repair in accordance with industry standards taking into account the age thereof and ordinary wear and tear excepted.

     3.10 Inventories of the Sellers. All inventories of the Sellers included in the Purchased Assets consist of items of a quality and quantity usable and salable in the normal course of their businesses, are generally sufficient to do business in the ordinary course, and the levels of inventories are consistent with the levels maintained by the Sellers in the ordinary course consistent with past practices and the Sellers' obligations under their agreements with all applicable vehicle manufacturers or distributors.

     3.11 Accounts Receivable of the Sellers. All accounts receivable of the Sellers included in the Purchased Assets are collectible at the aggregate recorded amounts thereof, subject to adjustments for doubtful accounts consistent with the Sellers' past year-end practices, in the ordinary course of the Sellers' business, and are not subject to any known offsets or counterclaims.

     3.12 Approvals, Permits and Authorizations. Set forth on Schedule 3.12 is a list of all governmental licenses, permits, certificates of inspection, other authorizations, filings and registrations which are necessary for the Sellers to own the Purchased Assets and to operate their businesses as presently conducted, except where the failure to have or maintain any of the foregoing would not have a material adverse effect on the Purchased Assets, or on the financial condition, business or operations of the Sellers taken as a whole (collectively, the "Authorizations"). All Authorizations have been duly and lawfully secured or made by the Sellers and are in full force and effect. There is no proceeding pending or, to the Sellers' knowledge, threatened or probable of assertion, to revoke or limit any Authorization. Except as indicated on Schedule 3.12, all Authorizations may be lawfully transferred to the Buyer as contemplated by this Agreement and, except as indicated on Schedule 3.12, none of the transactions contemplated by this Agreement will terminate, violate or limit the effectiveness, either by virtue of the terms thereof or because of the non-assignability thereof, of any Authorization.

     3.13 Compliance with Laws. The Sellers have conducted their operations and businesses in compliance with, and all of the Purchased Assets and Leased Premises comply with (i) all applicable laws, rules, regulations and codes (including, without limitation, any laws, rules, regulations and codes relating to anticompetitive practices, contracts, discrimination, employee benefits, employment, health, safety, fire, building and zoning, but excluding Environmental Laws which are the subject of Section 3.29 hereof) and (ii) all applicable orders, rules, writs, judgments, injunctions, decrees and ordinances, except where the failure to comply would not have a material adverse effect on the Purchased Assets, or on the financial condition, business or operations of the Sellers taken as a whole. The Sellers have not received any notification of any asserted present or past failure by them to comply with such laws, rules or regulations, or such orders, rules, writs, judgments, injunctions, decrees or ordinances. Set forth on Schedule 3.13 are all orders, writs, judgments, injunctions, decrees and other awards of any court or any governmental instrumentality applicable to the Purchased Assets or the Sellers or their businesses and operations. The Sellers have delivered to the Buyer copies of all reports, if any, of the Sellers required under the Federal

Occupational Safety and Health Act of 1970, as amended, and under all other applicable health and safety laws and regulations. The deficiencies, if any, noted on such reports or any deficiencies noted by inspection through the Closing Date have been corrected by the Sellers.

     3.14 Insurance.

     (a) Schedule 3.14(a) of this Agreement sets forth a list of all policies of liability, theft, fidelity, life, fire, product liability, workmen's compensation, health and any other insurance and bonds maintained by, or on behalf of, the Sellers on their properties, operations, inventories, assets, businesses or personnel (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims in excess of $5,000 thereunder). Each such insurance policy identified therein is and shall remain in full force and effect on and as of the Closing Date and the Sellers are not in default in any material respect with respect to any provision contained in any such insurance policy and have not failed to give any notice or present any claim under any such insurance policy in a due and timely fashion. The insurance maintained by, or on behalf of, the Sellers is adequate in accordance with the standards of business of comparable size in the industry in which the Sellers operate and no notice of cancellation or termination has been received with respect to any such policy. The Sellers have not, during the last three (3) fiscal years, been denied or had revoked or rescinded any policy of insurance.

     (b) Set forth on Schedule 3.14(b) is a summary of information pertaining to property damage and personal injury claims in excess of $5,000 against any of the Sellers during the past three (3) years, all of which are fully satisfied or are being defended by the insurance carrier and involve no exposure to the Sellers.

     3.15 Taxes. All federal, state and local tax returns and reports required as of the date hereof to be filed by the Sellers for taxable periods ending prior to the date hereof have been duly and timely filed by the Sellers with the appropriate governmental agencies, and all federal, state and local income, profits, franchise, sales, use, occupation, property, excise, payroll, withholding, employment, estimated and other taxes of any nature, including interest, penalties and other additions to such taxes ("Taxes") shown to be due on such tax returns have been paid and the respective Sellers will pay all Taxes ultimately determined by any taxing authority to have been required to be shown on such tax returns. All Taxes for all periods arising on or prior to the Closing Date for which tax returns are not required to be filed prior to the Closing Date have been adequately reserved for by the Sellers or, with respect to Taxes required to be accrued, the Sellers have properly accrued or will properly accrue such Taxes in the ordinary course of business consistent with past practice of the Sellers. Saturn of Chattanooga made a valid election to be treated as an "S Corporation" for federal income tax purposes which election has been continuously in effect since May 10, 1990.

     3.16 Litigation. Except as set forth in Schedule 3.16, there are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending, or to the Sellers' knowledge, threatened or probable of assertion, against the Sellers with respect to the Purchased Assets or the Assumed Liabilities or the businesses of the Sellers. The Sellers know of no basis for the institution of any such suit or proceeding. The Sellers are not now under any judgment, order, writ, injunction, decree, award or other similar command of any court, administrative agency or other governmental authority applicable to the businesses of the Sellers or any of the Purchased Assets or Assumed Liabilities.

     3.17 Powers of Attorney. Except as set forth in Schedule 3.17, there are no persons, firms, associates, corporations, business organizations or other entities holding general or special powers of attorney from the Sellers.

     3.18 Broker's and Finder's Fees. Except for Stephens Inc., the Sellers have not incurred any liability to any broker, finder or agent or any other person or entity for any fees or commissions with respect to the transactions contemplated by this Agreement, and the Sellers hereby agree to assume all liability to any such broker, finder or agent or any other person or entity claiming any such fee or commission.

     3.19 Employee Relations. The Sellers employ a total of approximately 350 employees as of the date hereof. Except as set forth in Schedule 3.19: (a) the Sellers are not delinquent in the payment (i) to or on behalf of any past or present employees of any cash or other compensation for all periods prior to the date hereof or the date of the Closing, as the case may be, (ii) of any amount which is due and payable to any state or state fund pursuant to any workers' compensation statute, rule or regulation or any amount which is due and payable to any workers' compensation claimant; (b) there are no collective bargaining agreements currently in effect between the Sellers and labor unions or organizations representing any employees of the Sellers; (c) no collective bargaining agreement is currently being negotiated by the Sellers; (d) to the knowledge of the Sellers, there are no union organizational drives in progress and there has been no formal or informal request to the Sellers for collective bargaining or for an employee election from any union or from the National Labor Relations Board; and (e) no dispute exists between either of the Sellers and any of their sales representatives or, to the knowledge of the Sellers, between any such sales representatives with respect to territory, commissions, products or any other terms of their representation.

     3.20 Compensation. Schedule 3.20 contains a schedule of all employees (including sales representatives) and consultants of the Sellers whose individual cash compensation for the year ended December 31, 1996, or projected for the year ended December 31, 1997, is in excess of $100,000, together with the amount of total compensation paid to each such person for the twelve month period ended December 31, 1996 and the current aggregate base salary or hourly rate (including any bonus or commission) for each such person.

     3.21 Patents; Trademarks; Trade Names; Copyrights; Licenses, Etc. Except as set forth on Schedule 3.21, there are no patents, trademarks, trade names, service marks, service names and registered copyrights which are material to the Sellers' businesses and there are no applications therefor or licenses thereof, inventions, computer software, logos or slogans, which are owned or leased by the Sellers or used in the conduct of the Sellers' business. The Sellers are not individually or jointly a party to, nor pay a royalty to anyone under, any license or similar agreement. There is no existing claim, or, to the knowledge of the Sellers, any basis for any claim, against the Sellers that any of their operations, activities or products infringe the patents, trademarks, trade names, copyrights or other property rights of others or that any of the Sellers is wrongfully or otherwise using the property rights of others. The Sellers are the owners of the names set forth on Schedule 3.21 (the "Proprietary Names") in the State of Tennessee and, to the knowledge of the Sellers, no person uses, or has the right to use, such name or any derivation thereof in connection with the manufacture, sale, marketing or distribution of products or services commonly associated with an automobile dealership.

     3.22 Accounts Payable. All accounts payable of the Sellers to third parties as of the date hereof arose in the ordinary course of business and none are delinquent or past due.

     3.23 No Undisclosed Liabilities. The Sellers do not have any material liabilities or obligations of any nature, known or unknown, fixed or contingent, matured or unmatured, other than those (a) reflected in the Financial Statements, (b) incurred in the ordinary course of business since the date of the Financial Statements and of the type and kind reflected in the Financial Statements, or (c) disclosed specifically on Schedule 3.23.

     3.24 Certain Transactions. Except as set forth in Schedule 3.24, there are no contracts, agreements or other arrangements between the Sellers and any of the Shareholders (including the Shareholders' affiliates), or the Sellers' or Shareholders' (including the Shareholders' affiliates) directors, officers or salaried employees, or the family members or affiliates of any of the above (other than for services in the ordinary course as employees, officers and directors).

     3.25 Business Generally. The Sellers are not aware of the existence of any conditions, including, without limitation, any actual or potential competitive factors in the markets in which the Sellers participate, and which could reasonably be expected to have a material adverse effect on the businesses and operations of the Sellers, and which have not been disclosed to the Buyer, other than general business and economic conditions affecting the industry and markets in which the Sellers participate.

     3.26 Employee Benefits.

     (a) The Sellers have listed on Schedule 3.26(a) and have delivered to the Buyer true and complete copies of all Employee Plans (as defined below) and related documents, established, maintained or contributed to by the Seller (which shall include for this purpose and for the purpose of all of the representations in this Section 3.26, the Shareholders and all employers, whether or not incorporated, that are treated together with the Sellers as a single employer with the meaning of Section 414 of the Code). The term "Employee Plan" shall include all plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and also shall include, without limitation, any deferred compensation, stock, employee or retiree pension benefit, welfare benefit or other similar fringe or employee benefit plan, program, policy, contract or arrangement, written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, covering employees or former employees of the Sellers and maintained or contributed to by the Sellers.

     (b) Where applicable, each Employee Plan (i) has been administered in material compliance with the terms of such Employee Plan and the requirements of ERISA and the Code; and (ii) is in material compliance with the reporting and disclosure requirements of ERISA and the Code. The Sellers do not maintain or contribute to, and have never maintained or contributed to, an Employee Plan subject to Title IV of ERISA or a "multiemployer plan." There are no facts relating to any Employee Plan that (i) have resulted in a "prohibited transaction" of a material nature or have resulted or is reasonably likely to result in the imposition of a material excise tax, penalty or liability pursuant to Section 4975 of the Code, (ii) have resulted in a material breach of fiduciary duty or violation of Part 4 of Title I of ERISA, or (iii) have resulted or could result in any material liability (whether or not asserted as of the date hereof) of the Sellers or any ERISA affiliate pursuant to Section 412 of the Code arising under or related to any event, act or omission occurring on or prior to the date hereof. Each Employee Plan that is intended to qualify under Section 401(a) or to be exempt under Section 501(c)(g) of the Code is so qualified or exempt as of the date hereof in each case as such Employee Plan has received favorable determination letters from the Internal Revenue Service with respect thereto. To the knowledge of the Sellers, the amendments to and operation of any Employee Plan subsequent to the issuance of such determination letters do not adversely affect the qualified status of any such Employee Plan. No Employee Plan has an "accumulated funding deficiency" as of the date hereof, whether or not waived, and no waiver has been applied for. The Sellers have made no promises or incurred any liability under any Employee Plan or otherwise to provide health or other welfare benefits to former employees of the Sellers, except as specifically required by law. There are no pending or, to the best knowledge of the Sellers, threatened claims (other than routine claims for benefit) or lawsuits with respect to any of Sellers' Employee Plans. As used in this Section 3.26, all technical terms enclosed in quotation marks shall have the meaning set forth in ERISA.

     3.27 Sellers and Shareholders Not Foreign Persons. Neither the Sellers nor any of the Shareholders is a "foreign person" as that term is defined in the Code and the regulations promulgated pursuant thereto, and the Buyer has no obligation under Section 1445 of the Code to withhold or pay over to the IRS any part of the "amount realized" (as such term is defined in the regulations issued under Section 1445 of the Code) by the Sellers and/or the Shareholders in the transactions contemplated hereby.

     3.28 Suppliers and Customers. The Sellers are not required to provide bonding or any other security arrangements in connection with any transactions with any of its respective customers or suppliers. To the knowledge of the Sellers, no such supplier, customer or creditor intends or has threatened, or reasonably could be expected, to terminate or modify any of their respective relationships with the Sellers.

     3.29 Environmental Matters.

     (a) For purposes of this Section 3.29, the following terms shall have the following meaning: (i) "Environmental Law" means all present federal, state and local laws, statutes, regulations, rules, ordinances and common law, and all judgments, decrees, orders, agreements, or permits, issued, promulgated, approved or entered thereunder by any government authority relating to pollution, Hazardous Materials, or protection of human health or the environment. (ii) "Hazardous Materials" means any waste, pollutant, chemical, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, solid waste, petroleum or petroleum-derived substance or waste (regardless of specific gravity), or any constituent or decomposition product of any such pollutant, material, substance or waste, including, but not limited to, any hazardous substance or constituent contained within any waste and any other pollutant, material, substance or waste regulated under or as defined by any Environmental Law.

     (b) The Sellers have obtained all material permits, licenses and other authorizations or approvals required under Environmental Laws for the conduct and operation of the Purchased Assets ("Environmental Permits"). All such Environmental Permits are in good standing, the Sellers are and have been in compliance in all material respects with the terms and conditions of all such Environmental Permits, and no appeal or any other action is pending or, to the knowledge of the Sellers, threatened to revoke any such Environmental Permit.

     (c) Except as set forth in Schedule 3.29, the Sellers and the Purchased Assets are and have been in compliance in all material respects with all Environmental Laws.

     (d) Except as set forth in Schedule 3.29, neither the Sellers nor the Shareholders has received any written order, notice, complaint, request for information, claim, demand or other communication from any government authority or other person, whether based in contract, tort, implied or express warranty, strict liability, or any other common law theory, or any criminal or civil statute, arising from or with respect to (i) the presence, release or threatened release of any Hazardous Material or any other environmental condition on, in or under the Real Property, (ii) any other circumstances forming the basis of any actual or alleged violation by the Sellers of any Environmental Law or any liability of the Sellers under any Environmental Law, (iii) any remedial or removal action required to be taken by the Sellers under any Environmental Law, or (iv) any harm, injury or damage to real or personal property, natural resources, the environment or any person alleged to have resulted from the foregoing, nor are the Sellers aware of any facts which might reasonably give rise to such notice or communication. To the knowledge of the Sellers, none of the Sellers has entered into any agreement concerning any removal or remediation of Hazardous Materials.

     (e) Except as set forth in Schedule 3.29, no lawsuits, claims, civil actions, criminal actions, administrative proceedings, investigations or enforcement or other actions are pending or, to the knowledge of the Sellers, threatened under any Environmental Law with respect to the Sellers or the Real Property.

     (f) Except as set forth in Schedule 3.29, to the knowledge of the Sellers, no Hazardous Materials are or have been released, discharged, spilled or disposed of onto, or migrated onto, the Real Property or any other property previously owned, operated or leased by the Sellers, and no environmental condition exists (including, without limitation, the presence, release, threatened release or disposal of Hazardous Materials) related to the Real Property, to any property previously owned, operated or leased by the Sellers, or to the Sellers' past or present operations, which would constitute a violation of any Environmental Law or otherwise give rise to costs, liabilities or obligations under any Environmental Law.

     (g) Except as set forth in Schedule 3.29, neither the Sellers nor, to the knowledge of the Sellers, any of their predecessors in interest has transported or disposed of, or arranged for the transportation or disposal of, any Hazardous Materials to any location (i) which is listed on the National Priorities List, the CERCLIS list under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar federal, state or local list, (ii) which is the subject of any federal, state or local enforcement action or other investigation, or (iii) about which the Sellers or the Shareholders have received or, to the knowledge of the Sellers, expect to receive a potentially responsible party notice or other notice under any Environmental Law.

     (h) No environmental lien has attached or, to the knowledge of the Sellers, is threatened to be attached to the Real Property.

     (i) [Intentionally Deleted]

     (j) Except as set forth on Schedule 3.29, none of the Sellers or their respective affiliates has installed or operated on the Real Property and, to the knowledge of the Sellers, the Real Property does not contain, any: (i) septic tanks into which process wastewater or any Hazardous Materials have been disposed; (ii) asbestos; (iii) polychlorinated biphenyls (PCBs); (iv) underground injection or monitoring wells; or (v) underground storage tanks.

     (k) [Intentionally Deleted]

     (l) Except as set forth on Schedule 3.29, to the knowledge of the Sellers, there have been no environmental studies or reports made relating to the Real Property or any other property or facility previously owned, operated or leased by the Sellers.

     3.30 Bank Accounts and Safe Deposit Boxes. Schedule 3.30 lists all bank accounts, credit cards and safe deposit boxes in the name of, or controlled by, the Sellers, and details about the persons having access to or authority over such accounts, credit cards and safe deposit boxes.

     3.31 Warranties. Set forth on Schedule 3.31 are descriptions or copies of the forms of all express warranties and disclaimers of warranty made by the Sellers (separate and distinct from any applicable manufacturers', suppliers' or other third-parties' warranties or disclaimers of warranties) during the past five (5) years to customers or users of the vehicles, parts, products or services of the Sellers. There have been no breach of warranty or breach of representation claims against the Sellers during the past five (5) years which have resulted in any cost, expenditure or exposure to the Sellers more than $100,000 individually or in the aggregate.

     3.32 Interest in Competitors and Related  Entities.  Except as set forth on
Schedule 3.32, no Shareholder and no affiliate of any Shareholder (i) has any direct or indirect interest in any person or entity engaged or involved in any business which is competitive with the business of the Sellers, (ii) has any direct or indirect interest in any person or entity which is a lessor of assets or properties to, material supplier of, or provider of services to, the Sellers, or (iii) has a beneficial interest in any contract or agreement to which either of the Sellers are a party; provided, however, the foregoing representation and warranty shall not apply to any person or entity, or any interest or agreement with any person or entity, which is a publicly held corporation in which the Shareholders individually and collectively own less than 3% of the issued and outstanding voting stock.

     3.33 Availability of Sellers' Employees. Except as set forth in Schedule 3.33, there have been no actions taken by the Sellers, their affiliates, or any of their respective shareholders, officers, directors, members, partners, managers or employees, to discourage, or in any way prevent, any of the employees of the Sellers from being hired by the Buyer after Closing, and as of the Closing each of the Sellers' employees will be available without penalty for employment by the Buyer.

     3.34 Misstatements and Omissions. No representation or warranty made by the Sellers in this Agreement, and no statement contained in any certificate or Schedule furnished or to be furnished by the Sellers or any of the Shareholders pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.


                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer hereby represents and warrants to the Sellers as follows:

     4.1 Organization and Good Standing. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     4.2 Authority; Consents; Enforceability.

     (a) Authority. The Buyer has full corporate power and authority to execute and deliver the Agreement and the other agreements and documents and instruments contemplated hereby, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement and the other agreements, documents and instruments contemplated hereby, the consummation by the Buyer of the transactions contemplated hereby and thereby and the performance by the Buyer of its obligations hereunder and thereunder: (i) have been duly and validly authorized by all necessary corporate action on the part of the Buyer; and (ii) do not and will not, except as set forth on Schedule 4.2(a), (A) conflict with or violate any of the provisions of the Certificate of Incorporation or By-laws of the Buyer, (B) violate any law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree or similar command of any court administrative or governmental agency or other body applicable to the Buyer or any of its assets, or (C) violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of the Buyer under, or violate or conflict with or result in a breach by the Buyer of, or constitute a default under, any material instrument, agreement or indenture or any mortgage, deed of trust or similar contract to which the Buyer is a party or by which the Buyer or any of its assets may be otherwise bound or affected; or (D) require the consent, authorization or approval of, or notice to, or filing or registration with, any governmental body or authority, or any other third party.

     4.3 Broker's and Finder's Fees. The Buyer has not incurred any liability to any broker, finder or agent or any other person or entity for any fees or commissions with respect to the transactions contemplated by this Agreement, and the Buyer hereby agrees to assume all liability to any such broker, finder or agent or any other person or entity claiming any such fee or commission.

     4.4 Litigation. There are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the Buyer's knowledge, threatened or probable of assertion, against the Buyer before any court, governmental or administrative agency or other body relating to this Agreement and/or the transactions contemplated hereby. The Buyer is not now under any judgment, order, writ, injunction, decree or other similar command of any court, administrative agency or other governmental agency which relate to this Agreement and/or the transactions contemplated hereby.

     4.5 Misstatements or Omissions. No representation or warranty made by the Buyer in this Agreement, and no statement contained in any certificate or Schedule furnished or to be furnished by the Buyer to the Sellers and/or the Shareholders pursuant hereto, contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.


                                    ARTICLE 5
                              PRE-CLOSING COVENANTS
                       OF THE SHAREHOLDERS AND THE SELLERS

     The Sellers hereby covenant and agree that from and after the date hereof until the Closing:

     5.1 Provide Access to Information; Cooperation with Buyer.

     (a) Access. The Sellers shall afford to the Buyer, its attorneys, accountants, and such other representatives of the Buyer as the Buyer shall designate to the Sellers, free and full access at all reasonable times, and upon reasonable prior notice, to the Purchased Assets and the properties, books and records of the Sellers, and to interview personnel, suppliers and customers of the Sellers, in order that the Buyer may have full opportunity to make such investigation as it shall reasonably desire of the Purchased Assets, Assumed Liabilities and the businesses and operations of the Sellers. In addition, the Sellers shall provide to the Buyer and its representatives such additional financial and operating data and other information in respect of the Purchased Assets, Assumed Liabilities and the business and properties of the Sellers as the Buyer shall from time to time reasonably request.

     (b) Cooperation in IPO Preparation. At the Buyer's expense, the Sellers and Shareholders shall cooperate with the Buyer in the preparation of any description of the transactions contemplated by this Agreement deemed by the Buyer, in its sole discretion, as necessary for the completion of any registration statement, prospectus or amendment or supplement thereto prepared in connection with the closing of the Initial Public Offering ("IPO") of the Buyer's securities.

     (c) Cooperation in Obtaining Consents. The Sellers and Shareholders shall use reasonable best efforts in cooperating with the Buyer in the preparation of and delivery to all applicable automobile manufacturers or distributors, as soon as practicable after the date hereof, of an application and other information necessary to obtain such automobile manufacturer's or distributor's consent to or the approval of the transactions contemplated by this Agreement as contemplated by Section 7.10.

     5.2 Operation of Business of the Sellers. At all times before the Closing, the Sellers shall (a) maintain their corporate, limited liability company or limited partnership, as the case may be, existence in good standing, (b) operate their businesses substantially as presently operated and only in the ordinary course and consistent with past operations and their obligations under any existing agreements with all applicable automobile manufacturers or distributors, (c) use their reasonable best efforts to preserve intact their present business organizations and employees and their relationships with persons having business dealings with them, including, but not limited to, all applicable automobile manufacturers or distributors and any floor plan financing creditors, (d) comply in all material respects with all applicable laws, rules and regulations, (e) maintain their insurance coverages, (f) file all tax returns when due and pay all Taxes, charges and assessments reflected thereon as due and payable, as well as any Taxes ultimately determined by any taxing authority to be due and payable, and make all proper accruals for Taxes not yet due and payable, (g) make all debt service payments when contractually due and payable, (h) pay all accounts payable and other current liabilities when due,
(i) maintain the Employee Plans, (j) maintain the property, plant and equipment included in the Purchased Assets in good operating condition in accordance with industry standards taking into account the age thereof, (k) maintain their books and records of account in the usual, regular and ordinary manner, (l) use their reasonable best efforts to encourage such personnel of the Sellers as the Buyer may designate in writing to become employees of the Buyer after the date of the Closing, and (m) use their reasonable best efforts to pay dividends and make distributions only to the extent that such payment or making will, as nearly as possible, result in a Net Book Value of not less than $10,500,000.

     5.3 Other Changes. The Sellers shall not, without the prior written consent of the Buyer (a) engage in any reorganization or similar transaction, (b) agree to take any of the foregoing actions, (c) enter into any contract, agreement, undertaking or commitment which would have been required to be set forth in
Schedule 3.6(a) if in effect on the date hereof or enter in to any contract, agreement, undertaking or commitment which cannot be assigned to the Buyer or a permitted assignee of the Buyer, or (d) take, cause, agree to take or cause, or permit to occur any of the actions or events set forth in Section 3.5 of this Agreement.

     5.4 Additional Information. The Sellers shall furnish to the Buyer such additional information with respect to any matters or events arising or discovered subsequent to the date hereof which, if existing or known on the date hereof, would have rendered any representation or warranty made by the Sellers or any information contained in any Schedule hereto or in other information supplied in connection herewith then inaccurate or incomplete. The receipt of such additional information by the Buyer shall not operate as a waiver by the Buyer of the obligation of the Sellers to satisfy the conditions to Closing set forth in Section 7.1 hereof; provided, however, if such information shall be furnished to the Buyer in a writing which shall also specifically refer to one or more representations and warranties of the Sellers contained herein which in the absence of such information is inaccurate or incomplete, then if the Buyer waives in writing the condition to Closing set forth in said Section 7.1 hereof and elects to close the transactions contemplated hereunder, the furnishing of such additional information shall be deemed to have amended as of the Closing any such representation and warranty so specifically referred to by the Sellers.

     5.5 Publicity. Except as may be required by law or as necessary in connection with the transactions contemplated hereby, the Sellers shall not (i) make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior written approval of the Buyer and (ii) otherwise disclose the existence and nature of their discussions or negotiations regarding the transactions contemplated hereby to any person or entity other than their accountants, attorneys and similar professionals, all of whom shall be subject to this nondisclosure obligation as agents of the Sellers and the Shareholders, as the case may be. The Sellers and the Shareholders shall cooperate with the Buyer in the preparation and dissemination of any public announcements of the transactions contemplated by this Agreement.

     5.6 Other Negotiations. Neither the Sellers nor any of the Shareholders shall pursue, initiate, encourage or engage in any negotiations or discussions with, or provide any information to, any person or entity (other than the Buyer and its representatives and affiliates) regarding the sale of the assets, capital stock or membership interests of any of the Sellers or any merger or consolidation or similar transaction involving any of the Sellers.

     5.7 Closing Conditions. The Sellers shall use all reasonable best efforts to satisfy promptly the conditions to Closing set forth in Article 7 hereof required herein to be satisfied by the Sellers.

     5.8 Environmental Audit. The Sellers shall allow an environmental consulting firm selected by the Buyer (the "Environmental Auditor") to have prompt access to the Real Property in order to conduct an environmental investigation, satisfactory to the Buyer in scope (such scope being sufficient to result in a Phase I environmental audit report and a Phase II environmental audit report, if desired by the Buyer), of, and to prepare a report with respect to, the Property (the "Environmental Audit"). The Sellers shall provide to the Environmental Auditor: (i) reasonable access to all of their existing records concerning the matters which are the subject of the Environmental Audit; and
(ii) reasonable access to the employees of the Sellers and the last known addresses of former employees of the Sellers who are most familiar with the matters which are the subject of the Environmental Audit (the Sellers agreeing to use reasonable efforts to have such former employees respond to any reasonable requests or inquiries by the Environmental Auditor). The Sellers shall otherwise cooperate with the Environmental Auditor in connection with the Environmental Audit, it being understood that the Buyer shall bear all of the costs, fees and expenses incurred in connection with the preparation of the Environmental Audit.

     5.9 Hart-Scott-Rodino Compliance. Subject to the determination by the Buyer that any of the following actions is not required, the Sellers shall promptly prepare and file Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with the Federal Trade Commission (the "FTC") and respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation.

     5.10 Audit of Sellers at Buyer's Expense. The Sellers shall allow, cooperate with and assist Buyer's accountants, and shall instruct the Seller's accountants to cooperate, in the preparation of audited financial statements of the Sellers as necessary for the IPO; provided that the expense of such audit shall be borne by the Buyer.


                                    ARTICLE 6
                       PRE-CLOSING COVENANTS OF THE BUYER

     The Buyer hereby covenants and agrees that, from and after the date hereof until the Closing:

     6.1 Publicity; Disclosure. Except as may be required by law or as necessary in connection with the transactions contemplated hereby or in connection with the preparation and filing of any registration statement regarding the IPO, the Buyer shall not (i) make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior written approval of the Sellers and the Shareholders, or (ii) otherwise disclose the existence and nature of its discussions or negotiations regarding the transactions contemplated hereby to any person or entity other than its accountants, attorneys and similar professionals, all of whom shall be subject to this nondisclosure obligation as agents of the Buyer. The Buyer shall cooperate with the Sellers and the Shareholders in the preparation and dissemination of any public announcements of the transactions contemplated by this Agreement. Subject to the Buyer's legal obligations and the advice of its IPO underwriters, the Buyer shall submit to the Sellers for their pre- approval (such approval shall not be unreasonably withheld) of the content of any disclosures in the IPO context about the transactions contemplated hereby.

     6.2 Closing Conditions. The Buyer shall use all reasonable best efforts to satisfy promptly the conditions to Closing set forth in Article 8 hereof required herein to be satisfied by the Buyer.

     6.3 Application to Automobile Manufactures and Distributors. Subject to the reasonable cooperation of the Sellers, the Buyer shall provide to all applicable automobile manufacturers and distributors promptly after the execution and delivery of this Agreement any application or other information with respect to such application necessary in connection with the seeking of the consents of such manufacturers and distributors contemplated by Section 7.10.

     6.4 Hart-Scott-Rodino Compliance. Subject to the determination by the Buyer that any of the following actions is not required, the Buyer shall promptly prepare and file Notification and Report Forms under the HSR Act with the FTC and respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation, and Buyer shall pay all filing fees in connection therewith.

                                    ARTICLE 7
                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

     The obligations of the Buyer under this Agreement at the Closing and the consummation by the Buyer of the transactions contemplated hereby are subject to the satisfaction or fulfillment by the Sellers, prior to or at the Closing, of each of the following conditions, unless waived in writing by the Buyer:

     7.1 Representations and Warranties. The representations and warranties made by the Sellers in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though such representations and warranties were made at and as of such times.

     7.2 Performance of Obligations of the Sellers. The Sellers shall have performed and complied with all their covenants, agreements, obligations and restrictions pursuant to this Agreement required to be performed or complied with prior to or at the Closing.

     7.3 Closing Certificate. The Sellers shall have delivered a certificate, signed by each of the Sellers' respective Presidents, General Partners or Managers, as the case may be, and dated the Closing Date, certifying to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof.

     7.4 Opinions of Counsel. The Buyer shall have received an opinion of Grant, Konvalinka & Harrison, P.C., counsel to the Sellers, and Miller & Martin, counsel to The John T. Lupton Trust u/w Thomas Cartter Lupton, each dated the Closing Date, in form and substance reasonably acceptable to the Buyer and its counsel.

     7.5 Supporting Documents. The Buyer shall have received from the Sellers the following:

          (a) To the extent applicable, one or more certificates of the Secretary of State of the State of Tennessee dated as of a recent date as to the due incorporation or organization and existence of the Sellers;

          (b) To the extent applicable, one or more certificates of officials from the jurisdictions listed on Schedule 3.1 hereto as to the good standing of the Sellers in such jurisdictions;

          (c) A certificate of the Secretary, an Assistant Secretary, General Partner or Manager, as appropriate, of each of the Sellers dated the Closing Date and certifying (i) that attached thereto are true, complete and correct copies of the certificates of incorporation and by-laws of the Corporations, the certificate of limited partnership and the agreement of limited partnership of the Partnership or the operating agreements of the LLCs, as applicable, each as amended to and as in effect on the date of such certification, (ii) that attached thereto are true, complete and correct copies of the resolutions duly adopted by the Boards of Directors and shareholders of the Corporations, the General Partner and (if applicable) the limited partners of the Partnership and the Manager and (if applicable) the members of the LLCs, approving the transactions contemplated hereby and authorizing the execution, delivery and performance by the Sellers of this Agreement and the sale and transfer of the Purchased Assets, as in effect on the date of such certification, and (iii) as to the incumbency and signatures of those officers of the Sellers executing any instrument or other document delivered in connection with such transactions;

          (d) Uniform Commercial Code Search Reports on Form UCC-11 with respect to each of the Sellers from the states and local jurisdictions where the principal places of business of the Sellers and the Purchased Assets are located; and

          (e)  Such  reasonable   additional   supporting  documents  and  other
     information as the Buyer or its counsel may reasonably request.

     7.6 Bills of Sale, Etc. The Buyer shall have received from the respective Sellers duly executed Bills of Sale and all necessary deeds, assignments, documents and instruments to effect the transfers, conveyances and assignments to the Buyer referred to in Article 1 hereof, and the Sellers shall have taken such action as shall be necessary to put the Buyer in actual possession and exclusive control of each of the Purchased Assets (including, without limitation, the delivery of keys).

     7.7 Dealership Leases and Other Agreements. The Buyer shall have received the Dealership Leases, the Employment Agreements and the Non-Competition Agreement, duly executed by the parties thereto other than the Buyer.

     7.8 Books and Records. The Buyer shall have received all books and records of, or pertaining to, the businesses of the Sellers and the Purchased Assets and Assumed Liabilities, except to the extent included in the Excluded Assets.

     7.9 Change of Name of Sellers; Use of Sellers' Name by Buyer. The Sellers shall have delivered to the Buyer all documents, including, without limitation, resolutions of the Board of Directors, General Partner or Managers and the shareholders, partners or members, as the case may be, of the Sellers, necessary to effect a change of names of the Sellers after the Closing to names other than the Proprietary Names or any variation thereof which names shall be sufficiently different from the name of the Buyer and the Proprietary Names as to distinguish them upon the records in the office of the Secretary of State of Tennessee from such names. The Sellers shall also have delivered to the Buyer a written consent to the use by the Buyer or any parent, subsidiary or affiliate of the Buyer, or any successor or assignee of any thereof, of the Proprietary Names or any variant thereof and an agreement satisfactory to the Buyer that the Sellers will not use the Proprietary Names or any variant thereof, except as may be necessary for the winding up of the affairs of the Sellers.

     7.10 Consents. The Buyer shall have received duly executed copies of all consents, authorizations, approvals, notices, registrations and filings referred to in Schedules 3.2 and 3.6(b), which are required for the Sellers to consummate the transactions contemplated hereby, and including, but not limited to, the consents of all applicable automobile manufacturers and distributors; provided, however, the receipt of any such consent, authorization or approval relative to the transfer of the Saturn of Chattanooga, Inc. dealership agreement shall not be a condition to closing so long as the Buyer and the applicable Seller shall have entered into a mutually satisfactory arrangement (to be negotiated in good faith) whereby the business and assets of such Seller included in the Purchased Assets will be operated by such Seller or the Buyer for the account of the Buyer.

     7.11 No Litigation. No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in respect thereof, or involving a claim that consummation thereof would result in a violation of any law, rule, decree or regulation of any governmental authority having appropriate jurisdiction, and no order, decree or ruling of any governmental authority or court shall have been entered challenging the legality, validity or propriety of this Agreement or the transactions contemplated hereby or prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

     7.12 Authorizations. The Buyer shall have received evidence of the transfer to the Buyer of all Authorizations referred to in Section 3.12 of this Agreement or, to the extent the Authorizations are not transferrable, the Sellers shall have effectively obtained or made on behalf of the Buyer, or assisted the Buyer in obtaining or making, all such Authorizations.

     7.13 No Material Adverse Change or Undisclosed Liability. There shall have been no material adverse change or development in (a) the business, prospects, properties, earnings, results of operations or financial condition of the Sellers taken as a whole, (b) the Purchased Assets taken as a whole, or (c) the Assumed Liabilities taken as a whole.

     7.14 Approval of Legal Matters. The form of all instruments, certificates and documents to be executed and delivered by the Sellers to the Buyer pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to the Buyer and its counsel, none of whose approval shall be unreasonably withheld or delayed.

     7.15 Adverse Laws. No statute, rule, regulation or order shall have been adopted or promulgated which materially adversely affects the Purchased Assets, the Assumed Liabilities or the businesses of the Sellers.

     7.16 Hart-Scott-Rodino Waiting Period. All applicable waiting periods under the HSR Act shall have expired without any indication by the Antitrust Division or the FTC that either of them intends to challenge the transactions contemplated hereby or, if any such challenge or investigation is made or commenced, the conclusion of such challenge or investigation permits the transactions contemplated hereby in all material respects.


                                    ARTICLE 8
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                 OF THE SELLERS

     The obligations of the Sellers under this Agreement at the Closing and the consummation by the Sellers of the transactions contemplated hereby are subject to the satisfaction or fulfillment by the Buyer, prior to or at the Closing, of each of the following conditions, unless waived in writing by the Sellers:


     8.1 Representations and Warranties. The representations and warranties made by the Buyer in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though such representations and warranties were made at and as of such times.

     8.2 Performance of Obligations of the Buyer. The Buyer shall have performed and complied with all its covenants, agreements, obligations and restrictions pursuant to this Agreement required to be performed or complied with prior to or at the Closing.

     8.3 Closing Certificate. The Buyer shall have delivered a certificate, signed by the Buyer's President and dated the Closing Date, certifying to the satisfaction of the conditions set forth in Sections 8.1 and 8.2 hereto.

     8.4 Payment of Purchase Price. The Buyer shall have: tendered to the Sellers payment of the Base Price and the Initial Adjustment Amount Payment; placed into escrow the Escrowed Adjustment Amount; and tendered the Notes, executed by the Buyer, to the respective Sellers.

     8.5 Opinion of Counsel. The Sellers shall have received an opinion of Parker, Poe, Adams & Bernstein L.L.P., counsel to the Buyer, dated the Closing Date, in form and substance reasonably acceptable to the Sellers and the Shareholders and their counsel.

     8.6 Supporting Documents. The Sellers shall have received the following:

          (a) A certificate of the Secretary of State of the State of Delaware dated as of a recent date as to the due incorporation and good standing of the Buyer;

          (b) A certificate of the Secretary or an Assistant Secretary of the Buyer dated the Closing Date, and certifying (i) that attached thereto is a true, complete and correct copy of the certificate of incorporation and by-laws of the Buyer, as amended and as in effect on the date of such certification, (ii) that attached thereto are true, complete and correct copies of the resolutions duly adopted by the Board of Directors of the Buyer approving the transactions contemplated hereby and authorizing the execution, delivery and performance by the Buyer of this Agreement, as in effect on the date of such certification, and (iii) as to the incumbency and signatures of certain officers of the Buyer executing any instrument or other document delivered in connection with such transactions; and

          (c) Copies of all authorizations, consents, approvals, notices, filings and registrations referred to in Section 4.2(a) hereof.

     8.7 Approval of Legal Matters. The form of all certificates, instruments and documents to be executed and/or delivered by the Buyer to the Sellers pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to the Sellers, the Shareholders and their respective counsel, none of whose approval shall be unreasonably withheld or delayed.

     8.8 Dealership Leases; Other Agreements; Guaranty. The Sellers' Agent shall have received the Dealership Leases and the Employment Agreements, duly executed by the Buyer, and all of the Sellers shall have received the Guaranty, duly executed by Sonic Financial Corp.

     8.9 No Litigation. No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in respect thereof, or involving a claim that consummation thereof would result in a violation of any law, rule, decree or regulation of any governmental authority having appropriate jurisdiction, and no order, decree or ruling of any governmental authority or court shall have been entered challenging the legality, validity or propriety of this Agreement or the transactions contemplated hereby or prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

     8.10 Hart-Scott-Rodino Waiting Period. All applicable waiting periods under the HSR Act shall have expired without any indication by the Antitrust Division or the FTC that either of them intends to challenge the transactions contemplated hereby, or, if any such challenge or investigation is made or commenced, the conclusion of such challenge or investigation permits the transactions contemplated hereby in all material respects.

     8.11 Releases of Shareholders. The Buyer shall have, with the reasonable cooperation of the Sellers, used its reasonable best efforts to obtain the release of the Shareholders from any guarantees of obligations of the Sellers included in the Assumed Liabilities, it being understood that the Shareholders will otherwise be indemnified, pursuant to Section 10.3(c) hereof, against any liability incurred by them under such guarantees of such Assumed Liabilities.


                                    ARTICLE 9
                                 TRANSFER TAXES

     9.1 Certain Taxes and Fees. All sales, transfer, documentary, stamp, recording and other similar taxes and/or fees and Taxes which may be due or payable in connection with the sale of the Purchased Assets pursuant hereto shall be borne equally as between the Buyer (50%) and the Sellers (50%).

                                   ARTICLE 10
                           SURVIVAL OF REPRESENTATIONS
                         AND WARRANTIES; INDEMNIFICATION

     10.1 Survival of Representations and Warranties. All statements contained in any schedule or certificate delivered hereunder or in connection herewith by or on behalf of any of the parties pursuant to this Agreement shall be deemed representations and warranties by the respective parties hereunder unless otherwise expressly provided herein. The representations and warranties of the Sellers and the Buyer contained in this Agreement, including those contained in any Schedule or certificate delivered hereunder or in connection herewith, shall survive the Closing * with the exception of (a) the representations and warranties of the Sellers contained in Section 3.29, which shall survive the Closing * , and (b) the representations and warranties of the Sellers contained in Sections 3.7, 3.15 and 3.23, which shall survive the Closing * . As to each


*    Confidential portions omitted and filed separately with the Commission.

representation and warranty of the parties hereto, the date to which such representation and warranty shall survive is hereinafter referred to as the "Survival Date."

     10.2 Agreement to Indemnify by the Sellers and Shareholders. Subject to the terms and conditions of Sections 10.4, 10.5 and 10.7 hereof, each of the Sellers and the Shareholders hereby agrees to indemnify and save the Buyer, its affiliates, and their respective shareholders, officers, directors, employees, successors and assigns (each, a "Buyer Indemnitee") harmless from and against, for and in respect of, any and all demands, judgments, injuries, penalties, fines, damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, costs, expenses (including, without limitation, reasonable attorneys' fees, consultants' fees and expert witness fees), suffered, sustained, incurred or required to be paid by any Buyer Indemnitee (collectively, "Buyer's Damages") arising out of, based upon, in connection with or as a result of:

          (a) the untruth, inaccuracy or breach of any representation and warranty of the Sellers contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith; provided, however, (i) the Sellers and the Shareholders shall have no obligation to pay Buyer's Damages pursuant to this Subsection 10.2(a) unless and until (and only to the extent that) all claims with respect of Buyer's Damages exceed a cumulative aggregate total of * and (ii) the maximum indemnification obligation of the Sellers and the Shareholders for Buyer's Damages pursuant to this Subsection 10.2(a) shall be an aggregate total of * ;

          (b) the breach or nonfulfillment of any covenant or agreement of any of the Sellers contained in this Agreement or in any other agreement document or instrument delivered hereunder or pursuant hereto;

          (c) the assertion against any Buyer Indemnitee or any of the Purchased Assets of any liability or obligation arising out of or based upon the ownership or operation, prior to the Closing, of the Purchased Assets and the Leased Premises including, without limitation, any of the Retained Liabilities, but excluding, however, any of the Assumed Liabilities; or

          (d) all claims of creditors asserted by reason of the parties' non-compliance with any applicable bulk sales laws.

     10.3  Agreement  to  Indemnify  by the  Buyer.  Subject  to the  terms  and conditions  of  Sections  10.4 and 10.5  hereof,  the  Buyer  hereby  agrees  to indemnify and save the Sellers and the Shareholders (each, a "Seller Indemnitee") harmless from and against, for and in respect of, any and all demands, judgments, injuries, penalties, damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, costs and expenses (including, without limitation, reasonable attorneys' fees and expert witness fees) suffered, sustained, incurred or required to be paid by any Seller Indemnitee arising out of, based upon, in connection with or as a result of:



*    Confidential portions omitted and filed separately with the Commission.

          (a) the untruth, inaccuracy or breach of any representation and warranty of the Buyer contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith;

          (b) the breach or nonfulfillment of any covenant or agreement of the Buyer contained in this Agreement or in any other agreement, document or instrument delivered hereunder or pursuant hereto;

          (c) the assertion against any Seller Indemnitee of any of the Assumed Liabilities; or

          (d) the assertion against any Seller Indemnitee of any claims, liabilities, or obligations arising from the Buyer's operation of the Purchased Assets and the Leased Premises after the Closing Date, except to the extent that such claims, liabilities or obligations arise out of or are based upon the Retained Liabilities.

     10.4 Claims for Indemnification. No claim for indemnification with respect to a breach of a representation and warranty shall be made under this Agreement after the applicable Survival Date unless prior to such Survival Date the Buyer Indemnitee or the Seller Indemnitee, as the case may be, shall have given the Sellers or the Buyer, as the case may be, written notice of such claim for indemnification based upon actual loss sustained, or potential loss anticipated, as a result of the existence of any claim, demand, suit or cause of action against such Buyer Indemnitee or Seller Indemnitee, as the case may be.

     10.5 Procedures Regarding Third Party Claims. The procedures to be followed by the Buyer and the Sellers and the Shareholders with respect to indemnification hereunder regarding claims by third persons shall be as follows:

          (a) Promptly after receipt by any Buyer Indemnitee or Seller Indemnitee, as the case may be, of notice of the commencement of any action or proceeding (including, without limitation, any notice relating to a tax audit) or the assertion of any claim by a third person, which the person receiving such notice has reason to believe may result in a claim by it for indemnity pursuant to this Agreement, such person (the "Indemnified Party") shall give notice of such action, proceeding or claim to the party against whom indemnification pursuant hereto is sought (the "Indemnifying Party"), setting forth in reasonable detail the nature of such action or claim, including copies of any written correspondence from such third person to such Indemnified Party.

          (b) The Indemnifying Party shall be entitled, at its own expense, to participate in the defense of such action, proceeding or claim, and, if (i) the action, proceeding or claim involved seeks (and continues to seek) solely monetary damages, (ii) the Indemnifying Party confirms, in writing, its obligation hereunder to indemnify and hold harmless the Indemnified Party with respect to such damages in their entirety pursuant to Sections
     10.2 or 10.3 hereof, as the case may be, and (iii) the Indemnifying Party shall have made provision which, in the reasonable judgment of the Indemnified Party, is adequate to satisfy any adverse judgment as a result of its indemnification obligation with respect to such action, proceeding or claim, then the Indemnifying Party shall be entitled to assume and control such defense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. The Indemnified Party shall be entitled to participate therein after such assumption, the costs of such participation following such assumption to be at its own expense. Upon assuming such defense, the Indemnifying Party shall have full rights to enter into any monetary compromise or settlement which is dispositive of the matters involved; provided, that such settlement is paid in full by the Indemnifying Party and will not have any direct or indirect continuing material adverse effect upon the Indemnified Party.

          (c) With respect to any action, proceeding or claim as to which (i) the Indemnifying Party does not have the right to assume the defense or
     (ii) the Indemnifying Party shall not have exercised its right to assume the defense, the Indemnified Party shall assume and control the defense of and contest such action, proceeding or claim with counsel chosen by it and approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall be entitled to participate in the defense of such action, the cost of such participation to be at its own expense. The Indemnifying Party shall be obligated to pay the reasonable attorneys' fees and expenses of the Indemnified Party to the extent that such fees and expenses relate to claims as to which indemnification is due under Sections 10.2 or 10.3 hereof, as the case may be. The Indemnified Party shall have full rights to dispose of such action and enter into any monetary compromise or settlement; provided, however, in the event that the Indemnified Party shall settle or compromise any claims involved in the action insofar as they relate to, or arise out of, the same facts as gave rise to any claim for which indemnification is due under Sections 10.2 or 10.3 hereof, as the case may be, it shall act reasonably and in good faith in doing so.

          (d) Both the Indemnifying Party and the Indemnified Party shall cooperate fully with one another in connection with the defense, compromise or settlement of any such claim, proceeding or action, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

     10.6 Effectiveness. The provisions of this Article 10 shall be effective upon consummation of the Closing, and prior to the Closing, shall have no force and effect.

     10.7 Certain Provisions Relating to Claims for Buyer's Damages.

     (a) With respect to any claim by a Buyer Indemnitee or Buyer Indemnitees for indemnification hereunder, the Buyer, on behalf of such Buyer Indemnitee or Buyer Indemnitees, shall first exercise its right of postponement and offset and reduction under the Notes (and/or draw against the Escrowed Adjustment Amount (in the case of a right to payment under Section 1.3(d)(2)). Any such right of postponement, offset and reduction under the Notes shall be made pro rata according to the outstanding principal balances of the Notes, except in a case (such as the bankruptcy of a particular payee under the Notes) where such right is stayed or otherwise prohibited by law or order of a court of competent jurisdiction, in which case such right shall be exercised pro rata according to the outstanding principal balances of the Notes as to which there shall be no such stay or prohibition. The exercise of such right against the Notes shall be made without regard to whether the claim or claims giving rise to indemnification are attributable to any particular Seller or group of Sellers, and/or their respective Shareholders.

     (b) To the extent that any Buyer Indemnitee or Buyer Indemnitees shall have claims for Buyer's Damages which exceed that which can be satisfied by the exercise of rights under paragraph (a) above, such Buyer Indemnitee or Buyer Indemnitees shall only be entitled to seek indemnification from the Seller or Sellers, and their respective Shareholders, to whom the breach or the facts or circumstances giving rise to such claims are attributable. In such a situation, the liability of any such Seller and its Shareholders shall be joint and several as between such Seller and such Shareholders, however the liability of such Shareholders as among themselves shall be several in proportion to their respective stockholder, membership or partnership interests, as the case may be, in such Seller.

                                   ARTICLE 11
                         TERMINATION AND TERMINATION FEE

     11.1 Termination. Notwithstanding any other provision herein contained to the contrary, this Agreement may be terminated at any time prior to the Closing Date as follows:

          (a) This Agreement may be terminated by written consent of the parties hereto;

          (b) The Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (1) in the event the Sellers have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, provided that the Buyer shall have notified the Sellers of the breach and the breach shall have continued without cure or remedy for a period of thirty (30) days after the notice of breach, or (2) if the Closing shall not have occurred on or before the Closing Date Deadline by reason of the failure of any condition precedent under Article 7 hereof other than any condition contained in Sections 7.4, 7.11, 7.13(a) or (b), 7.14, 7.15, or 7.16 (provided, however, that the
     Buyer may not terminate under this subsection (b) if the Buyer is in breach of any material representation, warranty, or covenant of the Buyer contained in this Agreement);

          (c) The Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (1) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, provided that the Sellers shall have notified the Buyer of the breach and the breach has continued without cure or remedy for a period of thirty (30) days after the notice of breach, or (2) if the Closing shall not have occurred on or before the Closing Date Deadline by reason of the failure of any condition precedent under Article 8 hereof other than any condition contained in Sections 8.5, 8.7, 8.9, 8.10, or 8.11 (provided, however, that the Sellers may not terminate under this subsection (c) if any Seller is in breach of any material representation, warranty, or covenant contained in this Agreement);

          (d) The Buyer may terminate this Agreement if, after any initial HSR Act filing, the FTC makes a "second request" for information, or the FTC or the Antitrust Division challenges the transactions contemplated hereby; provided that the Buyer delivers written notice to the Sellers of its termination hereunder within fifteen (15) days of the Buyer's receipt of such second request or of notice of such challenge; or

          (e) The Buyer may terminate this Agreement within thirty (30) days of the date hereof if, and only if, the Buyer is not satisfied, in its reasonable discretion, with the results of any environmental audit or other environmental investigation undertaken with respect to the Real Property.

     11.2 Procedure and Effect of Termination. If either party terminates this Agreement pursuant to Section 11.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party except as set forth below:

          (a) If this Agreement is terminated by the Buyer pursuant to the provisions of Section 11.1(b) above, then the Sellers shall, on demand of the Buyer, promptly pay to the Buyer in immediately available funds, as liquidated damages for the loss of the transaction, a termination fee of $500,000 (the "Sellers' Termination Fee").

          (b) If this Agreement is terminated by the Sellers pursuant to the provisions of Section 11.1(c) above, then the Buyer shall, upon demand of the Sellers, promptly pay to the Sellers in immediately available funds, as liquidated damages for the loss of the transaction, a termination fee of $1,500,000 (the "Buyer's Termination Fee"). The Buyer's Termination Fee shall be guaranteed by Sonic Financial Corp. pursuant to the Guaranty in the form of Exhibit 1.3(C) hereto.

     The respective rights of the parties to terminate this Agreement under Sections 11.1(b) or 11.1(c), as the case may be, and to be paid the Sellers' Termination Fee or the Buyer's Termination Fee, as the case may be, shall be the respective parties' sole and exclusive remedies for damages; in the event of such termination by either party, such party shall have no right to equitable relief for any breach or alleged breach of this Agreement, other than for specific performance for the payment of the Sellers' Termination Fee or the Buyer's Termination Fee, as the case may be.

          (c) Except as specifically provided in this Section 11.2, nothing contained in this Section 11.2 shall prevent any party from seeking any equitable relief to which it would otherwise be entitled in the event of breach by the other party.



                                   ARTICLE 12
                            MISCELLANEOUS PROVISIONS

     12.1 Access to Books and Records after Closing. The Buyer shall, following the Closing, give, and shall cause to be given, to the Sellers and its authorized representatives such access, during normal business hours and upon prior notice, to such books and records constituting part of the Purchased Assets as shall be reasonably necessary for the Sellers in connection with the preparation and filing of the Sellers' tax returns for periods prior to the Closing, and to make extracts and copies of such books and records at the expense of the Sellers.

     12.2 Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be given in writing and shall be delivered personally or sent by telecopier or by a nationally recognized overnight courier, postage prepaid, and shall be deemed to have been duly given when so delivered personally or sent by telecopier, with receipt confirmed, or one (1) Business Day after the date of deposit with such nationally recognized overnight courier. All such notices, claims, certificates, requests, demands and other communications shall be addressed to the respective parties at the addresses set forth below or to such other address as the person to whom notice is to be given may have furnished to the others in writing in accordance herewith.

If to the Buyer, to:

        Sonic Auto World, Inc.
        5401 East Independence Boulevard
        P.O. Box 18747
        Charlotte, North Carolina 28218
        Telecopier No.:  (704) 532-3312
        Attention:  Theodore Wright

with a copy to:

        Parker, Poe, Adams & Bernstein L.L.P.
        2500 Charlotte Plaza
        Charlotte, North Carolina  28244
        Telecopier No.:  (704) 334-4706
        Attention:  Edward W. Wellman, Esq.

If to the Sellers or the Sellers' Agent, to the Sellers c/o The Bowers Transportation Group, LLC at the following address:

        Bowers Transportation Group, LLC
        c/o Grant, Konvalinka & Harrison, P.C.
        900 Republic Centre
        633 Chestnut Street
        Chattanooga, Tennessee 37450
        Telecopier No.: (423) 756-6518
        Attention: John Konvalinka, Esq.

If to the Shareholders, to:


        Mr. Nelson E. Bowers, II
        c/o Grant, Konvalinka & Harrison, P.C.
        900 Republic Centre
        633 Chestnut Street
        Chattanooga, Tennessee 37402
        Telecopier No.: (423) 756-6518

        Mr. Jeffrey C. Rachor
        c/o Grant, Konvalinka & Harrison, P.C.
        900 Republic Centre
        633 Chestnut Street
        Chattanooga, Tennessee 37402
        Telecopier No: (423) 756-6518

        Mr. John T. Lupton
        702 Tallan Building
        Two Union Square
        Chattanooga, Tennessee 37402
        Telecopier No: (423) 757-0504

in either case, with a copy to:

        Grant, Konvalinka & Harrison, P.C.
        900 Republic Centre
        633 Chestnut Street
        Chattanooga, Tennessee  37450
        Telecopier No.: (423) 756-6518
        Attention:    John Konvalinka, Esq.

        and:

        Miller & Martin
        Suite 1000 Volunteer Building
        832 Georgia Avenue
        Chattanooga, Tennessee 37402
        Telecopier No.: (423) 785-8480
        Attention:  Joel W. Richardson, Jr., Esq.

     The Buyer, the Sellers or the Shareholders may change the address or telecopier number to which such communications are to be directed by giving written notice to the others in the manner provided in this Agreement.

     12.3 Parties in Interest; No Third Party Beneficiaries.

     (a) Subject to Section 12.4 hereof, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     (b) Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any employee of the Sellers, or any other person, firm, corporation or legal entity, other than the parties hereto and their successors and permitted assigns, any rights, remedies or other benefits under or by reason of this Agreement.

     (c) In the case of any Shareholder who is acting in the capacity of a trustee or in any other fiduciary capacity, the terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon both the Shareholder and the trust estate represented by such Shareholder, but such Shareholder acting as a trustee or other fiduciary shall not be personally liable with respect to the terms, conditions and obligations of this Agreement.

     12.4 Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties, provided that Buyer may assign its rights under the Agreement to any affiliate of Buyer presently existing or hereafter formed and to any person or entity that shall acquire all or substantially all of the assets of the Buyer; provided, however, that no such assignment by the Buyer shall release it from its obligations hereunder without the consent of the Sellers.

     12.5 Entire Agreement; Amendment. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties hereto and supersedes all prior agreements and understandings between the parties hereto with respect to its subject matter. This Agreement may be amended or modified only by a written instrument duly executed by the parties hereto.

     12.6 Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.7 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

     12.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without giving effect to its principles of conflicts of law.

     12.9 Knowledge. Whenever any representation or warranty of the Sellers contained herein or in any other document executed and delivered in connection herewith is based upon the knowledge of the Sellers, such knowledge shall be deemed to include the actual knowledge, if any, of any of the Sellers or any of the Shareholders, as well as information of which Nelson E. Bowers II or Jeffrey C. Rachor would reasonably be expected to be aware in the prudent discharge of his duties in the ordinary course of business (including consultation with legal counsel) on behalf of the Sellers.

     12.10 Jurisdiction; Arbitration. (a) Subject to the other provisions of this Section 12.10, any judicial proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction in the State of Tennessee, and, by execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum.

     (b) Any dispute, claim or controversy arising out of or relating to this Agreement, or the interpretation or breach hereof (including, without limitation, any of the foregoing based upon a claim to any termination fee hereunder), shall be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA Rules") to the extent such AAA Rules are not inconsistent with this Agreement. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof or such court may be asked to judicially confirm the award and order its enforcement, as the case may be. The demand for arbitration shall be made by any party hereto within a reasonable time after the claim, dispute or other matter in question has arisen, and in any event shall not be made after the date when institution of legal proceedings, based on such claim, dispute or other matter in question, would be barred by the applicable statute of limitations. The arbitration panel shall consist of three (3) arbitrators, one of whom shall be appointed by each party hereto within thirty (30) days after any request for arbitration hereunder. The two arbitrators thus appointed shall choose the third arbitrator within thirty (30) days after their appointment;
provided, however, that if the two arbitrators are unable to agree on the appointment of the third arbitrator within 30 days after their appointment, either arbitrator may petition the American Arbitration Association to make the appointment. The place of arbitration shall be Atlanta, Georgia. The arbitrators shall be instructed to render their decision within sixty (60) days after their selection and to allocate all costs and expenses of such arbitration (including legal and accounting fees and expenses of the respective parties) to the parties in the proportions that reflect their relative success on the merits (including the successful assertion of any defenses).

     (c) Nothing contained in this Section 12.10 shall (i) prevent any party hereto from seeking any equitable relief to which it would otherwise be entitled from a court of competent jurisdiction, or (ii) prevent the Buyer from enforcing its rights under the Non- Competition Agreement in the State of North Carolina.

     12.11 Waivers. Any party to this Agreement may, by written notice to the other parties hereto, waive any provision of this Agreement from which such party is entitled to receive a benefit. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement.

     12.12 Severability. In the event that any provision, or part thereof, of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, or parts thereof, shall not in any way be affected or impaired thereby.

     12.13 Expenses. Except as otherwise set forth herein, each party shall be responsible for its own legal fees and other costs and expenses incurred in connection with this Agreement and the negotiation and consummation of the transactions contemplated hereby.

                      [Signatures begin on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day, month and year first above written.


THE BUYER:                       SONIC AUTO WORLD, INC.


                                 By: /s/ Bryan Scott Smith
                                     ------------------------------
                                     Name: Bryan Scott Smith
                                     Title: Chief Executive Officer


THE SELLERS:                     KIA OF CHATTANOOGA, LLC


                                 By: /s/ Neslon E. Bowers, II
                                     ------------------------------
                                    Name: Nelson E. Bowers, II
                                    Title: Chief Manager


                                 EUROPEAN MOTORS OF NASHVILLE, LLC


                                 By: /s/ Neslon E. Bowers, II
                                    ------------------------------
                                    Name: Nelson E. Bowers, II
                                    Title: Chief Manager


                                 EUROPEAN MOTORS, LLC


                                 By: /s/ Neslon E. Bowers, II
                                    ------------------------------
                                    Name: Nelson E. Bowers, II
                                    Title: Chief Manager

                                 JAGUAR OF CHATTANOOGA LLC


                                 By: /s/ Neslon E. Bowers, II
                                     ------------------------------
                                     Name: Nelson E. Bowers, II
                                     Title: Chief Manager


                                 CLEVELAND CHRYSLER-PLYMOUTH-JEEP
                                 EAGLE LLC


                                 By: /s/ Neslon E. Bowers, II
                                     ------------------------------
                                     Name: Nelson E. Bowers, II
                                     Title: Chief Manager


                                 NELSON BOWERS DODGE, LLC


                                 By: /s/ Neslon E. Bowers, II
                                     ------------------------------
                                     Name: Nelson E. Bowers, II
                                     Title: Chief Manager


                                 CLEVELAND VILLAGE IMPORTS, INC.


                                 By: /s/ Neslon E. Bowers, II
                                     ------------------------------
                                     Name: Nelson E. Bowers, II
                                     Title: President


                                 SATURN OF CHATTANOOGA, INC.


                                 By: /s/ Neslon E. Bowers, II
                                     ------------------------------
                                     Name: Nelson E. Bowers, II
                                     Title: President

                            NELSON BOWERS FORD, L.P.

                                 By: Nebco of Southeast Tennessee, Inc.
                                     Its:   General Partner


                                 By: /s/ Neslon E. Bowers, II
                                     ------------------------------
                                     Name: Nelson E. Bowers, II
                                     Title: President



THE SHAREHOLDERS:                    /s/ Neslon E. Bowers, II          (SEAL)
                                     ------------------------------
                                     NELSON E. BOWERS, II



                                     /s/ Jeffrey C. Rachor             (SEAL)
                                     ------------------------------
                                     JEFFREY C. RACHOR



                                     /s/ Paul W. Painter, Sr., Trustee (SEAL)
                                     ------------------------------
                                     Paul W. Painter, Sr., Trustee



                                     /s/ Danny McVay                   (SEAL)
                                     ------------------------------
                                     DANNY McVAY



                                     /s/ Frank E. Fowler, II           (SEAL)
                                     ------------------------------
                                     FRANK E. FOWLER, II



                                     /s/ Dewayne B. McCamish           (SEAL)
                                     ------------------------------
                                     DEWAYNE B. McCAMISH



                                     /s/ Rex Allen                     (SEAL)
                                     ------------------------------
                                     REX ALLEN

                                 NEBCO OF SOUTHEAST TENNESSEE, INC.


                                 By: /s/ Neslon E. Bowers, II
                                     ------------------------------
                                     Name: Nelson E. Bowers, II
                                     Title: President


                                 INFINITI OF CHATTANOOGA, INC


                                 By: /s/ Neslon E. Bowers, II
                                     ------------------------------
                                     Name: Nelson E. Bowers, II
                                     Title: President



                                     /s/ John T. Lupton               (SEAL)
                                     ------------------------------
                                        JOHN T. LUPTON


                                 JOHN T. LUPTON TRUST U/W THOMAS
                                 CARTTER LUPTON


                                 By: /s/  John T. Lupton, Trustee
                                     ------------------------------
                                          John T. Lupton, Trustee


                                     By: /s/ Joel W. Richardson, Jr., Trustee
                                         ------------------------------------
                                         Joel W. Richardson, Jr., Trustee


                                     By: /s/ David S. Gonzenbach, Trustee
                                         ------------------------------------
                                         David S. Gonzenbach, Trustee

                                List of Schedules
                                -----------------


Schedule 1.1(a)           -    Purchased Assets

Schedule 1.1(b)           -    Excluded Assets

Schedule 1.1(c)           -    Permitted Encumbrances

Schedule 1.2              -    Assumed Liabilities

Schedule 1.3(c)           -    Rental Cost Adjustment Procedures

Schedule 1.3(e)           -    Allocation of Purchase Price and Assumed
                               Liabilities

Schedule 3.1              -    Jurisdictions of Foreign Qualification of
                               Sellers

Schedule 3.2              -    Required Authorizations and Consents to
                               Agreement

Schedule 3.3(a)           -    Ownership Interests in Sellers

Schedule 3.3(b)           -    Investments

Schedule 3.4              -    Financial Statements of the Sellers

Schedule 3.5              -    Certain Changes

Schedule 3.6(a)           -    Material Contracts

Schedule 3.6(b)           -    Required Consents for Transfers of Material
                               Contracts

Schedule 3.7              -    Encumbrances

Schedule 3.8(a)           -    Real Property; Leased Premises

Schedule 3.9(a)           -    Equipment

Schedule 3.12             -    Approvals, Permits and Authorizations

Schedule 3.13             -    Compliance with Laws

Schedule 3.14(a)          -    Insurance Policies

Schedule 3.14(b)          -    Property Damage and Personal Injury
                               Claims

Schedule 3.16             -    Litigation

Schedule 3.17             -    Powers of Attorney

Schedule 3.19             -    Employee Relations

Schedule 3.20             -    Compensation

Schedule 3.21             -    Patents; Trademarks; Trade Names;
                               Copyrights; Licenses; Etc. and Proprietary
                               Names

Schedule 3.23             -    Other Liabilities

Schedule 3.24             -    Affiliate Transactions

Schedule 3.26             -    Employee Plans

Schedule 3.29             -    Environmental Matters

Schedule 3.30             -    Bank Accounts and Safe Deposit Boxes

Schedule 3.31             -    Warranties

Schedule 3.32             -    Interests in Competitors

Schedule 3.33             -    Availability of Sellers' Employees

Schedule 4.2(a)           -    Buyer Consents

                                List of Exhibits
                                ----------------



Exhibit 1.3(A)            -     Form of Escrow Agreement

Exhibit 1.3(B)            -     Form of Notes

Exhibit 1.3(C)            -     Form of Guaranty by Sonic Financial Corporation

Exhibit 1.4(A)            -     Form of Bills of Sale and Assignment

Exhibit 1.4(B)(1)         -     Form of Employment Agreement -- Bowers

Exhibit 1.4(B)(2)         -     Form of Employment Agreement -- Rachor

Exhibit 1.4(C)            -     Form of Dealership Leases

Exhibit 1.4(D)            -     Form of Non-Competition Agreement